Exhibit 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces

Preliminary Results of Series A Preferred Unit Exchange Offer

Houston, Texas (January 13, 2022) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership”) announced today the preliminary results of its offer to exchange (the “Exchange Offer”) any and all of its 9.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (Liquidation Preference $1,000) (the “Series A Preferred Units”) tendered in the Exchange Offer for newly issued common units representing limited partner interests in the Partnership (the “Common Units”), which expired at 11:59 p.m., New York City time, on January 12, 2022 (the “Expiration Date”). Based on preliminary information provided by American Stock Transfer & Trust Company, LLC, the depositary of the Exchange Offer (the “Depositary”), as of the Expiration Date, 77,939 Series A Preferred Units had been properly tendered (and not validly withdrawn). The number of Series A Preferred Units properly tendered (and not validly withdrawn) is preliminary and is subject to verification by the Depositary. The Partnership expects to deliver the Common Units to be issued in exchange for the Series A Preferred Units on January 14, 2022.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering services pursuant to primarily long-term and fee-based gathering and processing agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity investment in Double E Pipeline, LLC, which provides natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, information regarding the settlement of the Exchange Offer. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2021 and in its Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 7, 2021, its Quarterly Report on Form 10-Q for the three months ended June 30, 2021 filed with the SEC on August 9, 2021 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2021 filed with the SEC on November 5, 2021, each as amended and updated from time to time. Any forward-looking statements in this press release, are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact: Ross Wong, Sr. Director, Corporate Development & Finance, 832-930-7512, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP